UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 5, 2019

Hawkins, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-7647	41-0771293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 Rosegate, Roseville, MN		55113
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code (612) 331-6910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	HWKN	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
At our annual meeting of shareholders held August 1, 2019, the following proposals, each as described in further detail in the definitive proxy statement filed by our company on June 28, 2019 (File No. 000-07647), were voted upon by our shareholders as set forth below:
Proposal One – Election of Directors
Our shareholders elected each of the eight nominees to our Board of Directors, based on the following votes:

Director Nominee	For	Against	Broker Non-Vote
John S. McKeon	7,194,785	709,719	–
Patrick H. Hawkins	7,619,364	285,140	–
James A. Faulconbridge	7,256,422	648,082	–
Duane M. Jergenson	7,405,708	498,796	–
Mary J. Schumacher	7,571,557	332,947	–
Daniel J. Stauber	7,593,848	310,656	–
James T. Thompson	7,496,452	408,052	–
Jeffrey L. Wright	7,231,315	673,189	–
Proposal Two – Approval of the Hawkins, Inc. 2019 Equity Incentive Plan
Our shareholders approved the Hawkins, Inc. 2019 Equity Incentive Plan, based on the votes listed below:

For	Against	Abstain	Broker Non-Vote
7,312,546	563,449	28,509	–
Proposal Three – Advisory Vote to Approve Executive Compensation
Our shareholders approved, on an advisory basis, the compensation of our executive officers as disclosed in the above-referenced proxy statement, based on the votes listed below:

For	Against	Abstain	Broker Non-Vote
7,453,281	394,648	56,575	–

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HAWKINS, INC.

HAWKINS, INC.

Date: August 5, 2019	By:	/s/Richard G. Erstad
Richard G. Erstad
Vice President, General Counsel and Secretary